Exhibit 99.2
AzurRx BioPharma Announces Pricing of $10.4 Million Public Offering of Common Stock

Brooklyn, NY - (GLOBE NEWSWIRE) May 1, 2018 – AzurRx BioPharma (NASDAQ: AZRX), (“AzurRx” or the “Company”), today announced the pricing of an underwritten public offering of 4,160,000 shares of its common stock at an offering price of $2.50 per share. The gross proceeds of the offering are expected to be approximately $10.4 million, before deducting the underwriting discount and other estimated offering expenses.

Oppenheimer & Co. Inc. is acting as sole underwriter for the offering.

The closing of the offering is expected to occur on or about May 3, 2018, subject to the satisfaction of customary closing conditions.

AzurRx currently intends to use the net proceeds from the offering primarily for research and development expenses associated with its continuing clinical development and testing of MS1819, advancing its preclinical programs for AZX1103 and for other general corporate purposes and capital expenditures.

The offering is being conducted pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-221275) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the SEC) on November 17, 2017 and an additional registration statement filed pursuant to Rule 462(b) that was declared effective when filed. A final prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.When available, electronic copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that AzurRx has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about AzurRx and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering will be made only by means of a prospectus that forms a part of the registration statement.

About AzurRx

AzurRx BioPharma, Inc. (NASDAQ:AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819 recombinant lipase for exocrine pancreatic insufficiency is the company's lead development program, and additional early stage research is being conducted for the prevention of certain hospital-acquired infections. The company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the company can be found at www.azurrx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the Company’s expectations on the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in AzurRx’s business, including those described in the company's prior press releases and in the periodic reports it files with the SEC. The events and circumstances reflected in the company's forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

CONTACT:

AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: 646.699.7855
www.azurrx.com
info@azurrx.com

Source: AzurRx BioPharma, Inc